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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

Lowe's Companies, Inc.

We consent to the incorporation by reference in this Registration Statement of Lowe's Companies, Inc. on Form S-3 of our report dated February 20, 2001, appearing in and incorporated by reference in the Annual Report on Form 10-K of Lowe's Companies, Inc. for the year ended February 2, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP
Charlotte, North Carolina
May 7, 2001